SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           --------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           ---------------------------

       Date of report (Date of earliest event reported): December 18, 1998



                          IPC INFORMATION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                 0-25492                58-1636502
--------------------------- --------------------- -----------------------
     (State or other          (Commission File         (IRS Employer
     jurisdiction of              Number)           Identification No.)
     incorporation)



           Wall Street Plaza, 88 Pine Street, New York, New York 10005 (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: (212) 825-9060




                                      None
          (Former name or former address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial statements of businesses acquired.

SATURN GLOBAL NETWORK SERVICES HOLDINGS LIMITED

INDEX TO FINANCIAL STATEMENTS

                                                                            Page
--------------------------------------------------------------------------------
Condensed Consolidated Financial Statements as of October 31, 1998 and for the six months ended October 31, 1998 and 1997 (unaudited)

Condensed Consolidated Statements of Operations (unaudited) for the six
months ended October 31, 1998 and 1997                                         2

Condensed Consolidated Balance Sheet (unaudited) at October 31, 1998           3

Condensed Consolidated Statement of Cash Flows (unaudited) for the six months
ended October 31, 1998 and 1997                                                4

Notes to Condensed Consolidated Financial Statements (unaudited)               5


Consolidated Financial Statements as of April 30, 1998 and 1997
and for the year ended April 30, 1998

Report of Independent Accountants                                              6

Consolidated Statement of Operations for the year
ended April 30, 1998                                                           7

Consolidated Balance Sheets at April 30, 1997 and 1998                         8

Consolidated Statement of Cash Flows for the year
ended April 30, 1998                                                           9

Notes to Consolidated Financial Statements                              10 to 19

                 SATURN GLOBAL NETWORK SERVICES HOLDINGS LIMITED
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                           (U.S. dollars in thousands)


                                            For the six months ended
                                                   October 31,
                                       ------------------------------------
                                            1998                 1997
                                       ---------------      ---------------

Revenues                                   $13,966              $12,457
Cost of products and services               11,141                9,737
                                       ---------------      ---------------

Gross profit                                 2,825                2,720

Selling, general and administrative          3,987                3,632
                                       ---------------      ---------------

Operating loss                               1,162                  912
Interest income                                 (7)                 (11)
Interest expense                                19                    -
                                       ---------------      ---------------

Loss before income taxes                     1,174                  901
Income taxes                                   (65)                  91
                                       ---------------      ---------------

Net loss                                   $ 1,109                $ 992
                                       ===============      ===============



The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                 SATURN GLOBAL NETWORK SERVICES HOLDINGS LIMITED
                CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)
                           (U.S. dollars in thousands)

                                                                     October 31,
                                                                        1998
                                                                   -------------

ASSETS
Current assets
         Cash and cash equivalents                                       $1,136
         Accounts receivable                                              3,696
         Prepayment                                                         115
         Sales taxes recoverable                                             30
                                                                     ----------
         Total current assets                                             4,977
                                                                     ----------
Non-current assets
         Property and equipment net                                       5,226
         Deferred taxation                                                    -
                                                                     ----------
         Total non-current assets                                         5,226
                                                                     ----------
Total assets                                                           $ 10,203
                                                                     ==========

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
         Related party payables                                        $  6,229
         Current portion of long term debt                                  177
         Accounts payable                                                 3,016
         Accrued liabilities                                              5,801
         Taxation liabilities                                                36
                                                                    -----------
         Total current liabilities                                       15,259
                                                                    -----------

Non-current liabilities
         Long term debt                                                     325
         Deferred taxation                                                   25
                                                                    -----------
         Total non-current liabilities                                      350
                                                                    -----------

Commitments and Contingencies

Shareholder's equity
         Common shares (par value Pound Sterling 1;
             authorized 500,000 shares;  issued and
             outstanding 483,100 shares at October 31, 1998                 784
         Retained deficit                                                (6,558)
         Cumulative foreign currency translation adjustments                368
                                                                     -----------
         Total shareholder's equity                                      (5,406)
                                                                     -----------
Total Liabilities and Shareholder's Equity                              $10,203
                                                                     ===========

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                 SATURN GLOBAL NETWORK SERVICES HOLDINGS LIMITED
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
                           (U.S. dollars in thousands)

                                                                                         For the six months ended October 31,
                                                                                         -----------------------------------
                                                                                                1998             1997
                                                                                            -------------    -------------
Cash flows provided by operating activities:
Net loss                                                                                      $(1,109)         $ (992)
Adjustments to reconcile net loss to operating cash flow:
         Depreciation and amortisation                                                            792             610
         Changes in other assets and liabilities
                   Accounts receivable                                                            107             (13)
                   Prepayment and other current assets                                            175              74
                   Other assets                                                                    20
                   Accounts payable                                                            (1,896)         (1,366)
                      Accrued liabilities and other liabilities                                  3,009          2,696
                                                                                            -------------    -------------
Net cash flows provided by operating activities                                                  1,098          1,009
                                                                                            -------------    -------------

Cash flows used in investing activities:
Purchase of property and equipment                                                              (1,082)        (1,001)
                                                                                            -------------    -------------
Net cash flows used in investing activities                                                     (1,082)        (1,001)
                                                                                            -------------    -------------

Cash flows provided by financing activities:
Proceeds from Marshalls funding                                                                    584             28
Net long term borrowing                                                                            224              -
                                                                                            -------------    -------------
Net cash flows provided by financing activities                                                    808             28
                                                                                            -------------    -------------

Effect of exchange rate changes                                                                    (11)           423
Increase in cash and cash equivalents                                                              813            459
Cash and cash equivalents at beginning of year                                                     323            309
                                                                                            -------------    -------------
Cash and cash equivalents at end of year                                                        $1,136          $ 768
                                                                                            =============    =============


The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                 SATURN GLOBAL NETWORK SERVICES HOLDINGS LIMITED
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)


     In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all necessary adjustments (consisting of normal recurring accruals and appropriate intercompany elimination adjustments) for a fair presentation of the financial position of Saturn Global Network Holdings Limited ("Saturn") as of October 31, 1998, and the results of its operations and its cash flows for the six months ended October 31, 1998 and 1997, in conformity with United States generally accepted accounting principles for interim financial information applied on a consistent basis. The results of operations for the six months ended October 31, 1998 and 1997 are not necessarily indicative of the results to be expected for the full year. These financial statements should be read in conjunction with Saturn's audited financial statements for the fiscal year ended April 30, 1998.

                 SATURN GLOBAL NETWORK SERVICES HOLDINGS LIMITED
                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Shareholders of Saturn Global Network Holdings Limited:


         In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and of cash flows present fairly, in all material respects, the financial position of Saturn Global Network Services Holdings Limited and its subsidiaries at 30 April, 1997 and 1998, and the results of their operations and their cash flows for the year ended 30 April, 1998, in conformity with generally accepted accounting principles in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards in the United Kingdom, which are substantially consistent with those of the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.





PricewaterhouseCoopers

17 December, 1998

London, England

                 SATURN GLOBAL NETWORK SERVICES HOLDINGS LIMITED
                      Consolidated Statement of Operations

                                                   For the year ended
                                                   ------------------
                                                     April 30, 1998
                                                     --------------
                                               (U.S. Dollars in thousands)

Revenues                                                   $ 25,116
Cost of products and services                                21,726
                                                      --------------

Gross profit                                                  3,390

Selling                                                         982
General and administrative                                    4,062
                                                      --------------

Operating loss                                                1,654
Interest income                                                  22
Interest expense                                                  2
                                                      --------------

Loss before income taxes                                      1,634
Income taxes                                                    110
                                                      --------------

Net loss                                                   $  1,744
                                                      ==============


The accompanying notes are an integral part of these consolidated financial statements.

                 SATURN GLOBAL NETWORK SERVICES HOLDINGS LIMITED
                           Consolidated Balance Sheets

                                                                                             At April 30,
                                                                                      ------------------------
                                                                                         1997           1998
                                                                                         ----           ----
                                                                                    (U.S. Dollars in thousands)
ASSETS
Current assets
         Cash and cash equivalents                                                     $   309      $     323
         Accounts receivable  -  British Telecommunications plc                              -            282
                                  -  Others                                              2,773          3,521
         Prepayment           -  British Telecommunications plc                            124              -
                                  -  Others                                                364            248
         Sales taxes recoverable                                                            10             72
                                                                                       -------      ---------
         Total current assets                                                            3,580          4,446
                                                                                       -------      ---------
Non-current assets
         Property and equipment net                                                      3,989          4,936
         Deferred taxation                                                                   -             20
                                                                                       -------      ---------
Total assets                                                                           $ 7,569      $   9,402
                                                                                       =======      =========
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
         Related party payables (refer Note 11)                                        $ 6,558      $   5,645
         Current portion of long term debt                                                   -             88
         Accounts payable  - British Telecommunications plc                                 92            815
                                  -  Others                                              2,055          4,097
         Accrued liabilities - British Telecommunications plc                                -             97
                                  -  Others                                              1,199          1,030
         Deferred revenue                                                                1,209          1,337
         Employee liabilities                                                              223            243
         Taxation liabilities                                                               27             86
         Other liabilities                                                                  24             16
                                                                                       -------      ---------
         Total current liabilities                                                      11,387         13,454
                                                                                       -------      ---------
Non-current liabilities
         Long term debt                                                                      -            190
         Deferred taxation                                                                   -             44
                                                                                       -------      ---------
         Total non-current liabilities                                                       -            234
                                                                                       -------      ---------
Commitments and Contingencies

Shareholder's Equity
         Common shares (par value Pound Sterling 1; authorized 500,000 shares;
            issued and  outstanding 100 at April 30, 1997
            and 483,100 at April 30, 1998                                                    -            784
         Retained deficit                                                               (3,705)        (5,449)
         Cumulative foreign currency translation adjustments                              (113)           379
                                                                                       -------      ---------
         Total shareholder's equity                                                     (3,818)        (4,286)
                                                                                       -------      ---------
Total Liabilities and Shareholder's Equity                                             $ 7,569      $   9,402
                                                                                       =======      =========

The accompanying notes are an integral part of these consolidated financial statements.

                 SATURN GLOBAL NETWORK SERVICES HOLDINGS LIMITED
                      Consolidated Statement of Cash Flows

                                                                                     For the year ended April 30,
                                                                                     ----------------------------
                                                                                                 1998
                                                                                                 ----
                                                                                     (U.S. Dollars in thousands)
Cash flows used in operating activities:
Net loss                                                                                        $(1,744)
Adjustments to reconcile net loss to operating cash flow:
         Loss on sale of equipment                                                                    6
         Depreciation and amortisation                                                            1,392
         Deferred taxation                                                                           24
         Changes in other assets and liabilities
                   Accounts receivable  - Marshalls                                              (2,791)
                                          - British Telecommunications plc                         (292)
                                          - Other                                                (1,076)
                    Prepayment          - British Telecommunications plc                             92
                                        - Other                                                      61
                   Sales taxes recoverable                                                          (67)
                   Accounts payable     - British Telecommunications plc                            735
                                        - Other                                                   2,344
                   Accrued liabilities  - British Telecommunications plc                             95
                                        - Other                                                     (81)
                   Deferred revenue                                                                 274
                   Employee liabilities                                                              44
                   Taxation liabilities                                                              54
                   Other liabilities                                                                 (8)
                                                                                            -------------
Net cash flows used in operating activities                                                        (938)
                                                                                            -------------
Cash flows used in investing activities:
Purchase of property and equipment                                                               (2,456)
Proceeds from disposal and retirement of equipment                                                    6
                                                                                            -------------
Net cash flows used in investing activities                                                      (2,450)
                                                                                            -------------
Cash flows provided by financing activities:
Proceeds from Marshalls funding                                                                   2,925
Repayment of long term borrowing                                                                    (14)
                                                                                            -------------
Net cash flows provided by financing activities                                                   2,911
                                                                                            -------------
Effect of exchange rate changes                                                                     491
                                                                                            -------------
Increase in cash and cash equivalents                                                                14
Cash and cash equivalents at beginning of year                                                      309
                                                                                            =============
Cash and cash equivalents at end of year                                                        $   323
                                                                                            =============
Supplemental disclosure of cash flow information: Cash paid during the year for:
    Income taxes                                                                                $    26
    Interest                                                                                    $     2
Noncash investing and financing activities:
    Property acquired under capital leases                                                      $   292
    Intercompany balance settled by issuance of common stock                                    $   784

The accompanying notes are an integral part of these consolidated financial statements.

                 SATURN GLOBAL NETWORK SERVICES HOLDINGS LIMITED
                   Notes to Consolidated Financial Statements
                           (U.S. dollars in thousands)

1.       Principal Activities

         Saturn Global Network Services Holdings Limited ("the Company" or "SGNS Limited") was restructured in 1997 as the holding company for the Saturn Global Network Services ("SGN") group of companies. SGN is a provider of international managed services for end to end non switched voice, data and video telecommunications. The extensive international network currently comprises over 160 points of presence in over 30 countries, with a worldwide network management center in the United Kingdom.

2.       Significant Accounting Policies

         The financial statements of the Company have been prepared under generally accepted accounting principles in the United States. The accounting polices are stated below.

         Basis of Presentation:

         The origins of the Company began in Australia in August 1992 with the first SGN company, SGN Pty Limited, a subsidiary of M W Marshall Pty ("MWM") to leverage MWM's experience in addressing complex telecommunication networking needs within the financial services sector. At formation, the SGN group of companies were wholly owned subsidiaries of the Marshalls Finance Limited Group ("Marshalls" or "parent company"). In order to separately identify its telecommunication line of business from its finance activities, in May 1997 Marshalls established a fully recognizable group structure for SGN under the holding company, SGNS Limited.

         Marshalls provides the Company with general and administrative services including legal, finance and other services. These expenses are allocated to the Company based on incremental costs. Management believe these costs allocations were made on a reasonable basis.

         The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries and reflect the result of operations for the Group from May 1, 1997. All significant inter-company accounts and transactions have been eliminated.

         Use of Estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses in the reporting period. Actual results may differ from the estimates used in the financial statements.

         Translation of Foreign Currencies:

         The functional currency is the currency of the country in which the operations are conducted. Assets and liabilities of those operations where the functional currency is not US dollars are translated into US dollars at the exchange rate in effect at the balance sheet date. Non US entity revenues and expenses are translated into US dollars at the average rates that prevailed during the period. The resultant net translation gains and losses are reported as foreign currency translation adjustments in shareholder's equity.

         Other transactions denominated in foreign currency are translated at the rate prevailing at the time of the transaction. Monetary assets and liabilities denominated in foreign currencies have been translated at

                 SATURN GLOBAL NETWORK SERVICES HOLDINGS LIMITED
             Notes to Consolidated Financial Statements (continued)
                           (U.S. dollars in thousands)

         rates in effect at the balance sheet date. Gains and losses resulting from transactions in other than the functional currency are reflected in the net loss.

         Income Taxes:

         Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognised for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in future years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognised in income in the period that includes the enactment date. A valuation allowance is recorded to reduce the deferred tax asset if it is more likely than not that some portion of the asset will not be realised.

         Cash and Cash Equivalents:

         Cash and cash equivalents are defined as highly liquid investments with original maturities of 90 days or less.

         Property and Equipment:

         Property and equipment are stated at historical cost less depreciation calculated on a straight-line basis over the expected useful lives of the relevant assets. Major renewals and improvements are capitalised while maintenance and repairs are expensed when incurred. The cost and related accumulated depreciation applicable to assets retired are removed from the accounts and the gain or loss on disposition is recognized in income.

         Depreciation is calculated with reference to expected useful lives, which are generally as follows:

         Leased buildings                                       2 to 10 years
         Network assets                                          3 to 5 years
         Office equipment and furniture                          3 to 5 years
         Computer equipment and software applications            3 to 5 years

         The Company evaluates the carrying value of fixed assets not held for sale by considering the future undiscounted cash flow expected to arise from the use of that asset. At the time such evaluations indicate that future cash flows are insufficient to recover the carrying value of such assets the assets are adjusted to their fair value.

         Revenue Recognition:

         Communications revenues are recognised when services are rendered in accordance with usage of the Company's network. Certain network services are billed in advance in accordance with the contractual agreement and related revenues are initially deferred and recognized as services are provided.

         Employee Benefits:

         The Group operates defined contribution pension plans. Such plans vary according to the customary plan

                 SATURN GLOBAL NETWORK SERVICES HOLDINGS LIMITED
             Notes to Consolidated Financial Statements (continued)
                           (U.S. dollars in thousands)

         prevailing in the country concerned and the contributions to the schemes are charged in results of operations.

         Financial Instruments:

         The Company does not use derivative financial instruments for the purpose of hedging currency risk and managing interest rate exposures which exist as part of ongoing business operations. As a policy, the Company does not engage in speculative or leveraged transactions, nor does the Company hold or issue financial instruments for trading purposes.

         Dividends:

         Dividends paid are recognised when declared by the Supervisory Board. Dividends are payable in Pounds Sterling. No dividends have been paid to date.

         Recent pronouncements:

         In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income", which requires that all elements of changes in equity arising from events and transactions with non-owner sources are reported with equal prominence within the financial statements. The Company will adopt SFAS No. 130 in the financial year ending April 30, 1999, as it is effective for years beginning after December 15, 1997.


3.       Income taxes

         Income tax expense consists of:
                                                           For the year ended
                                                             April 30, 1998
                                                         ----------------------
         Currently payable
         United Kingdom                                             $ (23)
         International                                                (63)
                                                                -----------
         Total currently payable                                      (86)
                                                                -----------

         Deferred
         United Kingdom                                               (24)
         International                                                  -
                                                                -----------
         Total deferred                                               (24)
                                                                -----------

         Total Provision for Income Taxes                          $ (110)
                                                                ===========

                 SATURN GLOBAL NETWORK SERVICES HOLDINGS LIMITED
             Notes to Consolidated Financial Statements (continued)
                           (U.S. dollars in thousands)

         A reconciliation between income tax credit/(expense) at the mainstream corporation tax rate of 31% for the year ended April 30, 1998 to the Group's effective tax rate is as follows:

                                                                     1998
                                                               -----------
                                                                        %
         UK Statutory tax rate                                         31
         Differences in tax rates                                       4
         Deferred tax valuation allowance adjustments                 (17)
         Permanent differences                                        (16)
         Other  differences                                            (9)
                                                               -----------
         Effective tax rate                                            (7)
                                                               ===========

3.       Income taxes (continued)

         The tax effects of the temporary differences and carry forwards that give rise to significant portions of deferred tax assets and liabilities at April 30, 1997 and 1998 are as follows:

                                                               At April 30,
                                                               ------------
                                                             1997        1998
                                                             ----        ----
         Deferred tax assets:
         Operating losses carried forward                    $747       $ 960
         Other temporary differences                           99         177
                                                             ----       -----
         Total deferred tax asset                             846       1,137
         Less: valuation allowances                          (846)     (1,117)
                                                             ----       -----
                                                             $  -        $ 20
                                                             ----       -----

         Deferred tax liabilities
         Temporary differences on property and equipment        -         (24)
         Other temporary differences                            -         (20)
                                                             ----       -----
         Total deferred tax liability                           -         (44)
                                                             ----       -----
         Net deferred tax liability                          $  -       $ (24)
                                                             ====       =====

                 SATURN GLOBAL NETWORK SERVICES HOLDINGS LIMITED
             Notes to Consolidated Financial Statements (continued)
                           (U.S. dollars in thousands)

         Estimated net operating loss carry forwards at April 30, 1997 and 1998 and their expiration dates are shown below; assuming the change of ownership has no effect on the carry forward provisions.

                                                       1997                                 1998
                                       ------------------------------------- -----------------------------------
                                                                 Net                                  Net
                                         Expiration Dates   Operating loss    Expiration Dates  Operating loss
        ------------------------------ ------------------- ----------------- ------------------ ----------------
        Country of tax jurisdiction

        Australia                           No expiration             1,570      No expiration            2,140
        UK                                  No expiration                 0      No expiration                0
        USA                                 30 April 2012                 0      30 April 2013                0
        Hong Kong                           No expiration               166      No expiration              166
        Japan                               30 April 2002               293      30 April 2002              300
                                                                              to 30 April 2003
        Singapore                           No expiration                14      No expiration               29
                                                           =================                    ================
                                                                      2,043                               2,635
                                                           =================                    ================

4.       Accounts Receivable

         Accounts receivable consist of the following:

                                                                 At April 30,
                                                                 ------------
                                                               1997        1998
                                                               ----        ----
         Accounts receivable                                 $2,775       $3,373
         Less: allowance for doubtful accounts                  (16)         (50)
                                                           ------------  ----------
                                                              2,759        3,323
         Other receivables                                       14          198
                                                           ------------  ----------
                                                             $2,773       $3,521
                                                           ============  ==========

                 SATURN GLOBAL NETWORK SERVICES HOLDINGS LIMITED
             Notes to Consolidated Financial Statements (continued)
                           (U.S. dollars in thousands)

5.       Property and Equipment

         Property and equipment, which is stated at cost, consists of the following:

                                                                      At April 30,
                                                                      ------------
                                                                    1997        1998
                                                                    ----        ----
          Leased land and buildings                              $    65       $   132
          Network assets                                           5,777         7,067
          Computer equipment and software applications               241           217
          Office equipment, furniture                                112           199
                                                                -----------  -----------
                                                                   6,195         7,615
          Less: accumulated depreciation                          (2,206)       (2,679)
                                                                ===========  ===========
          Property and equipment, net                            $ 3,989       $ 4,936
                                                                ===========  ===========

         Total depreciation and amortisation expense for the year ended April 30, 1998 amounted to $1,392. Accumulated depreciation pertaining to leased assets for the year ended April 30, 1998 amounted to $14.

6.       Capital Lease Commitments

         The Company leases certain telecommunications equipment under long-term capital leases.

         Future minimum lease payments for assets held under capital lease arrangements at April 30, 1998 are as follows:

                  1999                                            $113
                  2000                                             113
                  2001                                              98
                  2002                                               -
                  2003 and thereafter                                -
                                                              ----------
                  Total minimum lease payments                     324
                  Less: amount representing interest               (46)
                                                              ----------
                  Present value of minimum lease payments          278

                  Less capital lease obligations included
                  in current portion of long-term debt             (88)
                                                              ----------
                  Long term capital lease obligations             $190
                                                              ==========

7.       Financial Instruments

         Fair Value of Financial Instruments:

         The carrying amount of accounts receivable and accounts payable, approximates fair value due to the short-term maturity of these instruments.

                 SATURN GLOBAL NETWORK SERVICES HOLDINGS LIMITED
             Notes to Consolidated Financial Statements (continued)
                           (U.S. dollars in thousands)

         The Company invests its excess cash in deposits with major banks throughout the world. The Company has a policy of making investments only with commercial banks that have at least an "A" (or equivalent) credit rating.

         Concentration of Credit Risk:

         Concentration of credit risk with respect to trade receivables is limited due to the large number of customers comprising the Company's customer base. Ongoing credit evaluations of customers' financial conditions are performed and generally, no collateral is required. The company maintains reserves for potential credit losses and such losses in the aggregate have not exceeded management's expectations.


8.       Statement of Shareholder's Equity

                                               Common Stock                       Cumulative
                                         --------------------------                 foreign           Total
                                          Number of                  Retained       currency       shareholder's
                                            Shares        Amount      deficit      translation        equity
                                         -------------- ----------- ------------ ----------------- --------------
         Balance at May 1, 1997                 100        $   -      $ (3,705)         $ (113)      $  (3,818)
         New issue                          483,000          784             -               -             784
         Net loss                                 -            -        (1,744)              -          (1,744)
         Foreign currency
           translation adjustment                 -            -                            492            492
                                         ----------- ------------ -------------- --------------- ---------------
         Balance at April 30,1998           483,100        $ 784      $ (5,449)          $  379      $  (4,286)
                                         ----------- ------------ -------------- --------------- ---------------

         Authorised Share Capital:

         There is only one class of share - Ordinary Shares of (pound)1 each. The rights attaching to these shares are set out in the Articles of Association and The Companies (Tables A to F) Regulations 1985.

         There are no unusual or special rights conferred upon the shares. The only rights ascribed to the shares are those exercisable under UK company Law.

         Foreign Currency Translation Adjustment:

         The equity account includes the results of translating all balance sheet assets and liabilities at current exchange rates. Income statement items are translated at the average exchange rate for the period. The foreign currency translation adjustment is $492 for the year ended April 30, 1998.

         Net currency transaction loss included in net loss for the year ended April 30, 1998 was $1,039.

                 SATURN GLOBAL NETWORK SERVICES HOLDINGS LIMITED
             Notes to Consolidated Financial Statements (continued)
                           (U.S. dollars in thousands)

9.       Employee Benefits

         Defined contribution plans:

         The Group sponsors various defined contribution schemes that cover the majority of world-wide employees. The percentage contribution rate varies according to seniority, age, length of service and local country standards. Total Group contributions charged to income for defined contribution plans for the year ended April 30, 1998 was $68.


10.      Commitments and Contingent Liabilities

         Rentals for office space and commitments under supplier contracts amounted to approximately $15,921 in the year ended April 30, 1998.

         At April 30, 1998 the approximate future minimum lease payments under non-cancellable operating leases that have initial or remaining non-cancellable lease terms in excess of one year were as follows:


                  1999                           $ 4,224
                  2000                               431
                  2001                                 -
                  2002                                 -
                  2003 and thereafter                  -
                                              ===========
                                                 $ 4,655
                                              ===========

         There are no material contingent liabilities that have not been provided for in these financial statements.

11.      Related Party Transactions

         In the normal course of business, the Company engaged in several transactions with Marshalls. The Company received revenues of $7,648 from Marshalls for providing network services. Trade receivables from Marshalls in respect of these services at April 30, 1997 and 1998 were $1,466 and $1,709, respectively.

         The Company occupies certain office space where the lessee is Marshalls. The Company reimbursed Marshalls rent expense of $151 for the year ended April 30, 1998. Had the Company sub-leased the office space as an unaffiliated entity, management estimates that additional rent expense would have been $229 for the year ended April 30, 1998 which has been reflected in these accounts. In respect of office space under a non-cancellable sub-lease with a Marshalls Group related entity, the Company reimbursed charges of $102 for the year ended April 30, 1998 and under the terms of the lease there is no renewal option.

         As disclosed in Note 2, Marshalls provides the Company with general and administrative services including legal, finance and other services. For the year ended April 30, 1998 the costs amounted to $225.

         In 1997, the Company received an advance from Marshalls in the form of a non-interest-bearing loan.

                 SATURN GLOBAL NETWORK SERVICES HOLDINGS LIMITED
             Notes to Consolidated Financial Statements (continued)
                           (U.S. dollars in thousands)

The loan has no formal repayment term.

         Details of amounts outstanding under the loan, and the net trading balance with Marshalls are shown below:

                                                         Non interest          Net trading
                                                         bearing loan            balance             Total
                                                      -------------------- -------------------- -----------------
         Balance at May 1, 1997                             $   4,880            $ 1,678            $ 6,558
         Additional funds advanced                              2,925                  -              2,925
         Capitalisation of new issue of
         common stock                                            (784)                 -               (784)
         Amounts invoiced to Marshalls companies                    -             (7,648)            (7,648)
         Settlements/other transactions                             -              4,857              4,857
         Effect of exchange rate changes                           49               (312)              (263)
                                                      -------------------- -------------------- -----------------
         Balance at April 30, 1998                          $   7,070            $(1,425)           $ 5,645
                                                      ==================== ==================== =================
         Average quarterly Inter-Company balance
         during year                                        $   6,217            $  (416)           $ 5,801
                                                      ==================== ==================== =================

         Substantially all of the Company's assets are pledged as collateral under certain financing agreement entered into by Marshalls. These financing agreements limit the Company from incurring additional indebtedness and liens on assets.

         British Telecommunications, plc ("BT") has an indirect interest in the Company through its 30.7% shareholding interest in Marshalls. In 1998, the Company received revenues of $645 from BT for providing network management services to its customers. In addition the cost of services provided by BT for network services to the company was $2,572 for the year ended April 30, 1998. In the normal course of business, the Company leases circuits under non-cancellable operating leases from BT. The future rental payments of approximately $729 under the leases are included in the table of future minimum lease payments (see Note 10).

12.      Segmental Information

         The Company has adopted SFAS No. 131 "Disclosure about Segments of an Enterprise and Related Information" which affects the way the Company reports certain information about its operating segments.

         Factors management use to identify the Group Reportable Segments.

         The Group is managed on a regional basis. Management considers each region to be a separate reportable segment. The regions are managed separately because each segment requires different product and marketing strategies and operates under different regulatory environments.

                 SATURN GLOBAL NETWORK SERVICES HOLDINGS LIMITED
             Notes to Consolidated Financial Statements (continued)
                           (U.S. dollars in thousands)

         Measurement of segment profit/loss and segment assets:

         The accounting policies adopted by each segment are the same as those described in the summary of significant accounting policies. Saturn's management evaluates performance based on profit/(loss) from operations before interest, exchange differences and income taxes.

         Segmental analysis for year ended April 30, 1998:

         Summarised financial information concerning the Group's reportable segments is shown in the following table. The "Corporate" column includes corporate related items and income and expense not allocated to reportable segments and is included to reconcile segmental data to total company data.

         The following table presents revenue by geographical region based on customer location and long-lived assets by geographic region based on the location of the assets.

                                             Europe     Australia       USA       Asia    Corporate     Total
                                            ---------- ------------- ---------- --------- ----------- ----------
         Revenues from customers             $ 9,309       $10,026     $2,717     $3,064    $    -     $25,116
         Depreciation and amortizations          332           806        123        117        14       1,392
         Operating profit/(loss)                 430           377        134       (162)   (2,433)     (1,654)
         Total segment assets                  3,498         3,269      1,182      1,413        40       9,402
         Capital expenditure                 $   726       $   707     $  537     $  483    $    3     $ 2,456

13.      Major Suppliers and Customers

         The Company is substantially dependent on a limited number of suppliers of equipment for the Common Network. Certain key items of equipment, including routers and data switches are purchased from a single source due to technology, availability, price, quality and other considerations. In the event that a supply of key single-sourced equipment was suddenly delayed or curtailed the Company's ability to develop the Common Network could be adversely affected in the short term. The Company attempts to mitigate this risk by working closely with key suppliers.

         The Company is also substantially dependent on sales to the Marshalls Group, in the year ended April 30, 1998, approximately 30 % of total revenues were generated from sales to this Group.


14.      Sale of the Company

         On October 6, 1998 Marshalls Finance Limited, the parent company, completed the sale of the Company (subject to certain adjustments and authorizations) to International Exchange Networks Limited, a subsidiary of IPC Information Systems Inc.

(b)      Pro forma financial information.

         IPC Information Systems, Inc. (the "Company"), through its wholly owned subsidiary, International Exchange Networks Ltd. ("IXnet") acquired all of the outstanding shares of Saturn Global Network Services Holdings Limited ("Saturn") from Marshalls 106 Limited ("Marshalls") on December 18, 1998 ("Saturn Acquisition"). This purchase price included the payment of cash in the amount of $35.7 million and the issuance of a promissory note by IXnet and guaranteed by the Company in the amount of $7.5 million bearing interest at the UK sterling Base Rate, as defined, plus three percent and payable over three years ("Marshalls Note"). In addition, the Company assumed indebtedness of Saturn due to Marshalls in the amount of $5.0 million payable over 24 months with interest at 9.25% ("Saturn Note"). Under the agreement, the Marshalls Note is subject to certain rights of offset.

         Saturn, a UK Holding Company, owns telecommunication network operating subsidiaries in the United Kingdom, USA, Hong Kong, Australia, Japan and Singapore. It has established a business selling managed premium grade voice and data communication services to the financial community, similar to IXnet, but focused on Europe, Australia and the Pacific Rim; therefore, its customer base and network facilities are geographically complementary to IXnet.

         The following unaudited consolidated pro forma financial information (the "Pro Forma Financial Information") is based on the historical consolidated financial statements of the Company and Saturn and gives effect to the Saturn Acquisition. The unaudited pro forma condensed combined statement of operations for the twelve months ended September 30, 1998 gives effect to the Saturn Acquisition as if it had occurred on October 1, 1997. The unaudited pro forma condensed combined balance sheet gives effect to the Saturn Acquisition as if it had occurred on September 30, 1998.

         The Pro Forma Financial Information and accompanying notes should be read in conjunction with the historical financial statements of the Company and Saturn, including the notes thereto. The Pro Forma Financial Information does not purport to represent what the Company's future results of operations or financial position would have been if the Saturn Acquisition has in fact occurred on such dates or to project the Company's results of operations or financial position for any future period or date.

                          IPC INFORMATION SYSTEMS, INC.
             PRO FORMA COMBINED CONDENSED BALANCE SHEET (UNAUDITED) (Dollar amounts in thousands, except per share amounts)

                                                                         IPC           Saturn
                                                                     -------------  --------------
                                                                     September 30,    July 31,        Pro forma         Pro forma
                                                                         1998           1998         Adjustments        Combined
                                                                     -------------  --------------  --------------    --------------
                                     ASSETS
Current assets:
   Cash and cash equivalents                                          $ 28,084         $   680       $ (19,366)(a)      $  9,009
                                                                                                          (389)(b)
   Trade receivables, net                                               71,521           2,947                            74,468
   Inventories                                                          40,046               -               -            40,046
   Prepaid expenses and other current assets                            15,904             180            (554)(a)        15,530
                                                                   ------------  --------------  --------------    --------------
              Total current assets                                     155,555           3,807         (20,309)          139,053

Property, plant and equipment, net                                      56,763           4,892              91 (b)        61,746
Debt issuance costs, net                                                10,707               -               -            10,707
Intangible assets, net                                                  15,639               -          48,906 (c)        64,545
Other assets, net                                                        2,628              20          44,034 (a)         2,648
                                                                                                       (44,034)(c)
                                                                   ------------  --------------  --------------    --------------
              Total assets                                            $241,292         $ 8,719       $  28,688          $278,699
                                                                   ============  ==============  ==============    ==============

                 LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
  Note payable                                                        $      -         $ 2,711       $    (432)(a)      $  1,981
                                                                                                          (298)(b)
  Senior secured revolving credit facility                                                              16,300 (a)        16,300
  Accounts payable                                                      21,965           3,218               -            25,183
  Accrued liabilities                                                   38,833           5,535             700 (a)        45,068
  Customer advances and deferred revenue                                38,119               -               -            38,119
  Current portion of capital leases                                      4,462               -               -             4,462
                                                                   ------------  --------------  --------------    --------------
              Total current liabilities                                103,379          11,464          16,270           131,113
Senior unsecured notes                                                 188,223               -               -           188,223
Notes payable, net of short term portion                                     -           1,980           7,546 (a)         9,526
Lease obligations, net of current portion                               12,490               -               -            12,490
Other liabilities                                                        3,741             147               -             3,888
                                                                   ------------  --------------  --------------    --------------
              Total liabilities                                        307,833          13,591          23,816           345,240
                                                                   ------------  --------------  --------------    --------------

Commitments and contingencies

Stockholders' (deficit) equity:
  Preferred stock - $0.01 par value, authorized 10,000,000 shares, none issued and outstanding
  Common stock - $0.01 par value, authorized 25,000,000 shares;
     8,076,188 shares issued and outstanding at September 30, 1998          81             784            (784)(c)            81
  Paid-in capital                                                        4,797               -                             4,797
  Retained (deficit) earnings                                          (71,419)         (5,656)          5,656 (c)       (71,419)
                                                                   ------------  --------------  --------------    --------------
              Total stockholders' (deficit) equity                     (66,541)         (4,872)          4,872           (66,541)
                                                                   ------------  --------------  --------------    --------------
              Total liabilities and stockholders' (deficit) equity    $241,292         $ 8,719       $  28,688          $278,699
                                                                   ============  ==============  ==============    ==============


      See Notes to Unaudited Pro Forma Consolidated Financial Information.

                          IPC INFORMATION SYSTEMS, INC.
        PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
             (Dollar amounts in thousands, except per share amounts)

                                                                        IPC           Saturn
                                                                    -------------  --------------
                                                                    September 30,    July 31,        Pro forma         Pro forma
                                                                        1998           1998         Adjustments        Combined
                                                                    -------------  --------------  --------------    --------------
Revenue:
   Product sales and installation                                     $ 173,350                    $      --             $ 173,350
   Service                                                              122,547    $  25,784              --               148,331
                                                                      ---------    ---------       ---------             ---------
                                                                        295,897       25,784              --               321,681
                                                                      ---------    ---------       ---------             ---------
Cost of revenue:
   Product sales and installation                                       100,727           --                               100,727
   Service                                                               78,416       20,987              --                99,403
                                                                      ---------    ---------       ---------             ---------
                                                                        179,143       20,987              --               200,130
                                                                      ---------    ---------       ---------             ---------
      Gross profit                                                      116,754        4,797              --               121,551

Research and development expenses                                         9,994           --              --                 9,994
Selling, general and administrative expenses                             77,312        6,861           4,891 (d)            89,064
Change in control expense                                                10,640           --              --                10,640
                                                                      ---------    ---------       ---------             ---------
      Income from operations                                             18,808       (2,064)         (4,891)               11,853

Interest expense, net                                                   (10,337)          13          (2,636)(e)           (12,960)
Other income/(expense), net                                                  (2)                          --                    (2)
      Income (loss) before provision for income taxes                     8,469       (2,051)         (7,527)               (1,109)
Provision (benefit) for income taxes                                      6,191          (16)           (669)(f)             5,506
                                                                      ---------    ---------       ---------             ---------
      Net income (loss)                                               $   2,278    $  (2,035)      $  (6,858)            $  (6,615)
                                                                      =========    =========       =========             =========

Basic earnings (loss) per share                                       $    0.14                                          $   (0.42)
                                                                      =========                                          =========

Basic weighted average shares outstanding                                15,774                                             15,774
                                                                      =========                                          =========

Diluted earnings per share                                            $    0.14
                                                                      =========

Diluted weighted average shares outstanding                              15,941
                                                                      =========

      See Notes to Unaudited Pro Forma Consolidated Financial Information

       NOTES TO CONSOLIDATED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                          (Dollar amounts in thousands)

(a)      Represents IXnet's acquisition of Saturn's stock and related costs.

     Cash from operations                                                   $19,366
     Borrowings from senior secured revolving credit facility                16,300
                                                                         --------------
                                                                             35,666
     Marshalls Note                                                           7,546
     Costs related to Saturn acquisition advanced prior to closing
        ($554) and accrued at closing ($700)                                  1,254
     Working capital adjustment to purchase price, offset against
     Saturn Note                                                               (432)
                                                                         ==============
              Total investment in Saturn                                    $44,034
                                                                         ==============

(b) Repayment of Saturn debt to Marshalls at closing ($389) and an adjustment to Saturn Note for property, plant & equipment ($91) at closing.

(c) Represents the elimination of IXnet's investment in Saturn ($44,034), Saturn's stockholders deficit at closing ($4,872) and the allocation of the excess of fair value over net assets acquired ($48,906) to goodwill.

(d)  To reflect amortization of goodwill using a ten-year life.

(e) Represents interest expense on borrowings from the Company's senior secured revolving credit facility, the Marshalls Note and the Saturn Note, for the twelve months ended September 30, 1998.

(f) Represents the income tax benefit related to the combination of Saturn with the Company and the pro forma adjustments for the twelve months ended September 30, 1998.

      (c)    Exhibits. The following Exhibits are filed as part of this report:

   Exhibit No.                     Description
   -----------                     -----------

      *2.3 Agreement for Sale/Purchase of the Issued Share Capital of Saturn Global Network Services Holdings Limited dated August 7, 1998 (as amended on December 18, 1998) among Marshalls 106 Limited, Marshalls Finance Limited, International Exchange Networks, Ltd. and IPC Information Systems, Inc.

      * 99      Press Release issued on December 21, 1998.


* Incorporated by reference to Current Report on Form 8-K, filed January 4,
1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               IPC INFORMATION SYSTEMS, INC.


                               By:  /s/ Gerald E. Starr
                                    -------------------------------------
                                    Gerald E. Starr
                                    President and Chief Executive Officer


Dated:  February 11, 1999